Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Twist Bioscience Corporation of our report dated December 12, 2019 relating to the financial statements, which appears in Twist Bioscience Corporation’s Annual Report on Form 10-K for the year ended September 30, 2019.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 11, 2020